Exhibit 99.1

Depomed Reports Record Sales in Third Quarter 2015 and Raises Full Year 2015 Guidance

- Record net product sales of $105 million, up 242% year-over-year -

- NUCYNTA® net sales of $65 million, up 15% over second quarter-

- $52 million increase in cash in third quarter, $107 million for the first six months with NUCYNTA -

- Increasing 2015 guidance for product revenue, adjusted non-GAAP earnings and EBITDA -

- Conference call scheduled for today at 4:30 PM EST; Dial in information below

NEWARK, Calif., Nov. 9, 2015 /PRNewswire/ — Depomed, Inc. (Nasdaq: DEPO) today reported financial results and highlighted operational achievements for the quarter ended September 30, 2015.

“Depomed is now one of the top U.S. companies in pain and neurology.  In the third quarter, the company achieved historic highs in product sales, driven by significant growth in both prescriptions and market share,” said Jim Schoeneck, President and CEO of Depomed. “Our new flagship franchise NUCYNTA, which we began promoting in June, led the way with revenue growing 15% over the prior quarter.  In October, we hit all-time weekly prescription highs for NUCYNTA ER, Gralise and Cambia, reflecting the outstanding work of our sales force across the entire product line.  Depomed increased cash by $107 million in the six months since the close of the NUCYNTA transaction, providing significant financial flexibility to pay down debt and to pursue additional acquisitions, as we continue to create substantial value for shareholders. Based on our financial performance, we are raising 2015 product sales guidance to $336 to $348 million, which is more than triple our 2014 product sales. In addition, we are raising our 2015 non-GAAP adjusted EBITDA to $108 to $116 million, up from our prior guidance of $95 to 110 million and our non-GAAP adjusted earnings to $58 to $66 million, up from our prior guidance of $40 to $50 million. And our 2015 numbers include just three quarters of NUCYNTA revenue.  We believe that we are only at the very beginning of a story with substantial revenue and earnings growth ahead for years to come.”

Business and Financial Highlights

•                  Record quarterly net product sales for the third quarter of 2015 were $105 million, an increase of 242% compared to $31 million for third quarter of 2014, and an increase of 11% compared to $94 million for second quarter of 2015

•                  NUCYNTA flagship franchise recorded third quarter net sales of $65 million, the first full quarter since Depomed relaunched the product, compared to $57 million for second quarter of 2015

•                  Third quarter ending cash was $175 million, an increase of $52 million over June 30, 2015 and $107 million for the first six months since the NUCYNTA acquisition (~ $1.75 per outstanding share in 6 months)

•                  Quarterly non-GAAP adjusted earnings of $25 million, or $0.33 per share

•                  Quarterly non-GAAP adjusted EBITDA of $38 million

•                  Quarterly GAAP net loss of ($12 million), or ($0.20) loss per share

•                  Continued success in defending and enforcing Intellectual property rights:

•                  Favorable decisions in Inter Partes Review pave way to proceed with cases against Purdue Pharmaceuticals (“Purdue”) and Endo Pharmaceuticals, Inc. (“Endo”) regarding infringement of patents by Purdue’s OxyContin® CR and Endo’s OPANA® ER

Prescription Growth and Market Share Highlight Product Performance

•                  NUCYNTA growth accelerating

•                  Third quarter net sales were $65 million, an increase of 15% compared to the second quarter of 2015

•                  Total NUCYNTA ER prescriptions were 80,000 in third quarter, an increase of 8% compared to the second quarter of 2015

•                  NUCYNTA ER weekly prescription volume records set in consecutive weeks in October

•                  NUCYNTA ER year-over-year 4-week rolling prescription volume growth of over 15%

•                  NUCYNTA ER total prescription share in the total LAO market has increased to 1.65% up from 1.49% since just prior to relaunch of the product in mid-June 2015

•                  Portfolio products continue pattern of impressive year-over-year prescription growth

•                  Gralise® third quarter net sales were $21 million, an increase of 29% compared to $16 million the third quarter of 2014. Total prescriptions of 83,000 were up 11% compared to the same period last year

•                  Cambia® third quarter net sales were a record $7.0 million, an increase of 21% compared to $5.8 million in the third quarter of 2014. Total prescriptions of 34k were up 25% compared to the same period last year

•                  Record Lazanda® third quarter net sales were $5.4 million, an increase of 139% compared to $2.3 million for the third quarter of 2014, and an increase of 41% compared to $3.9 million in the second quarter of 2015. Total sprays of 157,000 in the third quarter 2015 were up 114% compared to third quarter 2014

Opportunities for Sustained Growth·

•                  NUCYNTA is strongly positioned for future growth

•                  Depomed’s first full quarter promoting NUCYNTA complete with its experienced pain and neurology sales force, over three times more than previous promotional effort

•                  Successful deployment of marketing and medical programs supporting NUCYNTA

•                  Positive physician feedback indicative of traction gaining in chronic lower back pain market

•                  Education on dosing and titration has potential for improved patient experience

•                  Diabetic peripheral neuropathy market represents a largely untapped opportunity

•                  Continued strong formulary coverage expected in 2016 for our portfolio providing broad patient access to Depomed products

•                  Lengthy market exclusivity expected for NUCYNTA beyond 2023 and potentially to 2028, with rest of portfolio maintaining at least 6 years and up to 9 years exclusivity

•                  Potential future cash flow from IP litigation against Purdue and Endo

•                  Exceptional cash generation supports our “Acquire-Integrate-Grow” strategy

Continued Mr. Schoeneck “We are only one full quarter into the re-launch of the NUCYNTA franchise and the impact of our growth strategy is clearly being seen as our sales reps are delivering strong results. We continue to believe that NUCYNTA has the potential to achieve more than $500M in annual sales before 2020, and to become a blockbuster product with over $1 billion in annual revenue.(1) Today, Depomed is a leader in the industry with a broad and comprehensive pain portfolio with long periods of expected exclusivity through either patent settlements or strong IP.  Our products have strong formulary coverage and the potential to contribute to growth for many years as we continue to execute our business strategy. We continue to ‘keep our foot on the pedal’, identifying and evaluating potential acquisition opportunities aimed at creating long-term shareholder value, just as we have over the past five years.”

REVENUES (GAAP BASIS)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands, unaudited)		(in thousands, unaudited)
Product sales, net:
Nucynta products	$64,936	$—	$121,597	$—
Gralise	21,116	16,331	59,317	42,301
Cambia	7,058	5,833	19,268	15,415
Lazanda	5,440	2,273	12,475	4,307
Zipsor	6,176	6,147	18,035	18,312
Total product sales, net	104,726	30,584	230,692	80,335

Royalties	$130	$370	872	1,295

License and other revenue:
Mallinckrodt	$—	$—	$—	$15,000
Other	—	760	—	3,280
Total license and other revenue	—	760	—	18,280

Non-cash PDL royalty revenue	$—	$19,771	$—	$95,852

Total revenues (GAAP Basis)	$104,856	$51,485	$231,564	$195,762

Revised 2015 Financial Outlook

As a result of continued strong financial performance in the third quarter, Depomed is raising its 2015 financial guidance for total product sales, adjusted earnings and adjusted EBITDA:

	Updated Guidance	Prior Guidance
Total Product Sales	$336-$348 million	$320 to $340 million
Total SG&A and R&D Expense*	$200-$210 million	$195 to $210 million
Non-GAAP Adjusted Earnings	$58-$66 million	$40 to $50 million
Non-GAAP Adjusted EBITDA	$108-$116 million	$95 to $110 million

*	Includes approximately $21 million of one-time NUCYNTA deal and relaunch expenses
(1)	There can be no assurance that the anticipated results will be achieved

Non-GAAP Financial Measures

In this press release, Depomed includes information about non-GAAP adjusted earnings, non-GAAP adjusted earnings per share and non-GAAP adjusted EBITDA, non-GAAP financial measures, as useful operating metrics for the three and nine month periods ended September 30, 2015 and 2014 and its full year 2015 financial outlook. The Company believes that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provides supplementary information to investors. The Company uses these non-GAAP financial measures in connection with its own planning and forecasting purposes and for measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP adjusted earnings and non-GAAP adjusted earnings per share are not based on any standardized methodology prescribed by GAAP and represent GAAP net income (loss) and GAAP earnings (loss) per share adjusted to exclude (1) non-cash PDL royalty revenue, net of related costs, (2) non-cash interest expense on the liability related to the sale of future royalties and milestones to PDL, (3) amortization and non-cash adjustments related to product acquisitions, (4) stock-based compensation expense, (5) non-cash interest expense related to debt, (6) costs associated with the Company’s defense against the Horizon Pharma hostile takeover bid and to adjust (7) the income tax provision to reflect the estimated amounts payable or receivable in cash. Non-GAAP adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss) adjusted to exclude (1) non-cash PDL royalty revenue, net of related costs, (2) interest income (3) interest expense, (4) amortization related to product acquisitions, (5) stock-based compensation expense, (6) depreciation, (7) taxes and (8) costs associated with the Company’s defense against the Horizon Pharma hostile takeover bid and (9) transaction costs associated with product acquisitions. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

The following table reconciles the Company’s GAAP net income (loss) to non-GAAP adjusted earnings for the three and nine months ended September 30, 2015 and 2014:

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EARNINGS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

GAAP net income (loss)	$(11,785)	$6,454	$(45,070)	$37,139
Non-cash PDL royalties, net of related costs	—	(19,548)	—	(94,758)
Non-cash interest expense on PDL liability	—	4,364	—	14,646
Non-cash interest expense on debt	4,051	825	11,456	825
Intangible amortization related to product acquisitions	27,013	2,540	56,284	7,621
Inventory step-up related to product acquisitions	786	604	5,988	3,785
Product sales benefit related to product acquisitions	—	—	10,466	—
Contingent consideration related to product acquisitions	(134)	557	(2,029)	1,784
Stock based compensation	3,631	2,327	9,697	6,497
Non-cash income tax adjustment	(2,076)	3,995	(13,292)	24,124
Horizon defense costs	3,405	—	3,620	—
Non-GAAP adjusted earnings	$24,891	$2,118	$37,120	$1,663
Non-GAAP adjusted earnings per share (1)	$0.33	$0.03	$0.54	$0.03
Shares used in calculation (1)	81,830	60,864	81,110	61,838

(1) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt.  There was no add-back of interest expense or additional dilutive shares related to the convertible debt for the three and nine months ended September 30, 2014, as the effect is anti-dilutive.

The following table reconciles the Company’s GAAP net income (loss) to non-GAAP adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014:

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

GAAP net income (loss)	$(11,785)	$6,454	$(45,070)	$37,139
Non-cash PDL royalties, net of related costs	—	(19,548)	—	(94,758)
Intangible amortization related to product acquisitions	27,013	2,540	56,284	7,621
Inventory step-up related to product acquisitions	786	604	5,988	3,785
Product sales benefit related to product acquisitions	—	—	10,466	—
Contingent consideration related to product acquisitions	(134)	557	(2,029)	1,784
Stock based compensation	3,631	2,327	9,697	6,497
Interest income (other)	(62)	(23)	(180)	(70)
Interest expense	22,027	5,716	49,036	16,014
Depreciation	682	443	1,730	1,443
Provision (benefit) from income taxes	(7,552)	3,995	(29,310)	24,124
Horizon defense costs	3,405	—	3,620	—
Transaction costs	150	—	12,267	—
Non-GAAP adjusted EBITDA	$38,161	$3,065	$72,499	$3,579

Conference Call

Depomed will host a conference call today, Monday, November 9th, beginning at 4:30 p.m. EST (1:30 p.m. PST) to discuss its results. Participants can access the call by dialing 877-317-6789 (United States) or 412-317-6789 (international). The conference call will also be available via a live webcast on the investor relations section of Depomed’s website at http://www.Depomed.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed is a specialty pharmaceutical company that commercializes products for pain and neurology related disorders. Our NUCYNTA® franchise includes NUCYNTA® ER (tapentadol) extended release tablets indicated for the management of pain, including neuropathic pain associated with diabetic peripheral neuropathy (DPN), severe enough to require daily, around-the-clock, long-term opioid treatment, and NUCYNTA® (tapentadol), an immediate release version of tapentadol, for management of moderate to severe acute pain in adults. Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia. CAMBIA® (diclofenac potassium for oral solution) is a non-steroidal anti-inflammatory drug indicated for acute treatment of migraine attacks with or without aura in adults (18 years of age or older). Zipsor® (diclofenac potassium) Liquid Filled Capsules is a non-steroidal anti-inflammatory drug indicated for relief of mild to moderate acute pain in adults. Lazanda® (fentanyl) Nasal Spray is an intranasal fentanyl drug used to manage breakthrough pain in adults (18 years of age or older) who are already routinely taking other opioid pain medicines around-the-clock for cancer pain. Gralise and various partner product candidates are formulated with Depomed’s proven, proprietary Acuform® drug delivery technology. Additional information about Depomed may be found at www.Depomed.com.

NUCYNTA®, Gralise® CAMBIA®, Zipsor®, Lazanda® and Acuform® are registered trademarks of Depomed, Inc.

OPANA® is a registered trademark of Endo Pharmaceuticals Inc.

OxyContin® is a registered trademark of Purdue Pharma, LLP

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercialization of NUCYNTA ER, NUCYNTA, Gralise, CAMBIA, Zipsor and Lazanda, Depomed’s financial outlook for 2015 and expectations regarding financial results and potential business opportunities and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

INVESTOR CONTACT:
Christopher Keenan
VP, Investor Relations and Corporate Communications
Depomed, Inc.
510-744-8000
ckeenan@depomed.com

MEDIA CONTACT:
Mark Corbae
Canale Communications for Depomed
619-849-5375
mark@canalecomm.com

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenues:
Product sales, net	$104,726	$30,584	$230,692	$80,335
Royalties	130	370	872	1,295
License and other revenue	—	760	—	18,280
Non-cash PDL royalty revenue	—	19,771	—	95,852
Total revenues	104,856	51,485	231,564	195,762

Costs and expenses:
Cost of sales	20,914	3,523	46,891	11,900
Research and development expense	4,629	1,644	11,201	5,083
Selling, general and administrative expense	49,065	27,078	141,015	92,166
Amortization of intangible assets	27,013	2,540	56,284	7,621
Total costs and expenses	101,621	34,785	255,391	116,770

Income from operations	3,235	16,700	(23,827)	78,992
Other income (expense)	62	23	180	70
Interest expense	(22,634)	(1,910)	(50,733)	(3,153)
Non-cash interest expense on PDL liability	—	(4,364)	—	(14,646)
Benefit from (provision for) income taxes	7,552	(3,995)	29,310	(24,124)
Net income (loss)	$(11,785)	$6,454	$(45,070)	$37,139

Basic net income (loss) per share	$(0.20)	$0.11	$(0.75)	$0.64
Diluted net income (loss) per share	$(0.20)	$0.11	$(0.75)	$0.61

Shares used in calculating basic net income per share	60,320	58,568	59,961	58,077
Shares used in calculating diluted net income per share	60,320	60,864	59,961	61,838

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)

Cash, cash equivalents and marketable securities	$174,511	$566,402
Accounts receivable	69,249	28,078
Inventories	11,354	8,456
Income taxes receivable	19,628	4,030
Property and equipment, net	15,417	7,055
Intangible assets, net	1,035,566	72,361
Deferred tax assets	9,601	9,601
Prepaid and other assets	27,266	15,082
Total assets	$1,362,592	$711,065

Accounts payable and accrued liabilities	$160,111	$52,686
Senior notes	562,984	—
Convertible notes	239,625	229,891
Contingent consideration liability	14,863	14,252
Deferred tax liabilities	15,340	32,589
Other liabilities	28,014	17,200
Shareholders’ equity	341,655	364,447
Total liabilities and shareholders’ equity	$1,362,592	$711,065